UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2024

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1500 District Avenue, Burlington, MA 01803
(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 14, 2024, the board of directors of Minerva Neurosciences, Inc. (the “Company”) set the expected date for the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) for December 5, 2024, which is more than 30 days before or after the one-year anniversary of the Company’s 2023 annual meeting of stockholders. In light of the foregoing, and in accordance with the Company’s amended and restated bylaws (the “Bylaws”), in order for any business to be brought before the Annual Meeting by a stockholder and for any person to be nominated for election to the Company’s board of directors at the Annual Meeting by a stockholder, such stockholder must notify the Company of such intention by notice received at the Company’s principal executive offices not later than the close of business on October 1, 2024. Stockholder proposals intended for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at the Company’s principal executive offices no later than the close of business on October 1, 2024, which the Company believes is a reasonable time before it begins to print and mail proxy materials for the Annual Meeting. In addition, all such stockholder notices and stockholder proposals must conform to the applicable requirements of the Bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices and stockholder proposals are to be directed to: Minerva Neurosciences, Inc., Attention: Secretary, 1500 District Avenue, Burlington, Massachusetts 01803.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Dated: September 16, 2024	By:	/s/ Frederick Ahlholm
	Name:	Frederick Ahlholm
	Title:	Chief Financial Officer